SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) December 11, 2003

                             NBC CAPITAL CORPORATION
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

          Mississippi                   1-15773                 64-0694755
----------------------------          -----------            -------------------
(State or Other Jurisdiction          (Commission              (IRS Employer
      of Incorporation)               File Number)           Identification No.)

   NBC Plaza, Starkville, Mississippi                              39759
----------------------------------------                         ----------
(Address of Principal Executive Offices)                         (Zip Code)

       Registrant's telephone number, including area code (601)-343-1341

                                       n/a
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report

Item 5. Other Events

      On December 11, 2003, NBC Capital Corporation ("NBY") issued the following press release announcing the execution of a definitive agreement to acquire Enterprise Bancshares, Inc. and Enterprise National Bank of Memphis, Tennessee:


          NBC Capital Corporation Signs Definitive Agreement to Acquire
                        Enterprise Bancshares of Memphis

     STARKVILLE, Miss., Dec. 11 /PRNewswire-FirstCall/ -- NBC Capital Corporation ("NBC") (AMEX: NBY), the holding company for National Bank of Commerce headquartered in Starkville, MS, announced today that it signed a definitive agreement to acquire Enterprise Bancshares, Inc., the holding company for Enterprise National Bank, a $290 million commercial bank operating three financial centers in Memphis, Tennessee. The acquisition is an all-cash transaction valued at approximately $53.1 million ($47.1 million in cash plus options with a value of $6.0 million) and is subject to regulatory and Enterprise shareholder approval. The acquisition is expected to close by the second quarter of 2004.

    "The proposed acquisition of Enterprise Bancshares will provide NBC with access to the expanding markets in the Memphis area," stated Lewis F. Mallory, Jr., chairman and chief executive officer of NBC Capital Corporation. "We believe the transaction will build shareholder value by leveraging NBC's strong capital base and enhancing future earnings potential. We expect the acquisition to be about break-even for NBC in 2004 and accretive to our cash earnings per share* in 2005.

    "Enterprise is an excellent match for NBC," continued Mallory. "Their service offerings are similar to NBC's banking, insurance, retail investment and mortgage banking operations, providing excellent diversification for NBC into the fast growing Memphis market. We are also excited about the strong loan demand that Enterprise enjoys in Memphis and the opportunity to deploy NBC's excess capital."

    Commenting on the announcement, Tom Wright, chairman and chief executive officer of Enterprise Bancshares, said, "This acquisition combines the capabilities of two proven companies who share a similar philosophy and vision, creating an even greater company with a commitment to providing exceptional service rendered by local professionals. This in turn will increase our ability to service our customers, contribute to our communities and add value for our shareholders.

    "We believe the combination of Enterprise and NBC will create a much stronger competitor in our market and provide Enterprise with the capital and resources to energize our growth plans," continued Wright. "We look forward to joining forces to build a strong, regional banking franchise to serve the Memphis, Mississippi and Alabama markets."

    Under terms of the agreement, Enterprise National Bank will retain its name in the Memphis market, its senior management and local Board of Directors, with Tom Wright remaining as Chairman and Chief Executive Officer. Upon closing of the transaction, Enterprise National Bank will become a wholly owned subsidiary of NBC Capital Corporation.

    "We are excited to have the management of Enterprise join NBC," concluded Mr. Mallory. "They have done a great job of building their bank and expanding market share in the competitive Memphis market."

    Terms of the Agreement

     - Cash/stock                       All cash transaction
     - Total consideration              $47.1 million in cash plus options
                                        with a value of $6.0 million
     - Walk Away Provisions             Customary such as: mutual consent,
                                        material adverse changes, etc.
     - One Time Costs                   Approximately $3.0 million
     - Due Diligence Status             Completed
     - Break-Up Fee                     $1 million triggered by certain
                                        conditions
     - Anticipated Closing              Second quarter 2004
     - Approvals required               Federal Reserve, Comptroller of the
                                        Currency and Enterprise shareholders

    Financial Ratios (as of September 30, 2003)
     - Price-to-book                    2.70X, including value of options
     - Price-to-assets                  18.2%
     - Price-to-deposits                24.3%
     - Price-to-trailing 12-month       48.9X
       earnings
     - Price-to-estimated 2003          32.1X (annualized from 9/30/03
       earnings                         earnings)
     - Price-to-estimated 2004          26.7X
       earnings
     - EPS Dilution (Cash EPS)          No dilution in 2004, accretive
                                        thereafter
     - EPS Dilution (GAAP EPS)          Approximately $0.07 dilution in 2004,
                                        breakeven in 2005, accretive
                                        thereafter

    Memphis Market Data
     - Enterprise Bancshares' serves two of the fastest growing communities in the Memphis MSA: Germantown and Collierville, TN.
     - Germantown has a median household income of $94,600. The median home price in Germantown is $295,900. The population is approximately 40,200 and grew at a 13.7% rate between 1990 and 2003. (Source:
     Germantown Chamber of Commerce and 2002 US Census Bureau Estimates)
     - Collierville's median household income is 87,700 with a median home price of $240,800. Colliersville has a population of 37,000 and its growth rate was approximately 157% from 1990 to 2002. (Source:
     Collierville Chamber of Commerce and 2002 US Census Bureau Estimates)
     - Enterprise Bancshares was ranked #13 of the 23 banks operating in the Memphis MSA as of June 30, 2003. Its market share of Memphis
     MSA deposits at June 30, 2003 was 1.02% of the MSA's approximately
     $24.0 billion in deposits.
     - Memphis MSA is the 44th largest in US, including 5 counties and 16 municipalities, with a 2002 population of 1,144,470, representing 14% growth form 1990 to 2002. (Source; Memphis Chamber of Commerce)
     -  Memphis MSA has a diversified economy: 34% Services, 18% Retail
     Trade, 12% Transportation, Communications & Utilities, 10% Manufacturing. (Source: Memphis Chamber of Commerce)
     - Largest private employers in Memphis MSA include: Federal Express Corp., Methodist Healthcare, Wal Mart, Baptist Hospitals, Kroger, International Paper, Northwest Airlines, AutoZone, St. Jude Childrens Research Hospital.
     - Memphis MSA has almost one-half the population of the entire State of MS (2,858,029)
     - The Memphis MSA adjoins Desoto County, MS, the fastest growing county in Mississippi. Desoto County's population grew 68% from 1990 to 2001. (Source: Desoto County Economic Development Council)

    *Use of Non-GAAP Financial Measures

    Cash earnings per share is defined as GAAP earnings per share less amortization of acquisition related expenses, including amortization of deposit premium and write-up of fixed assets. NBC estimates that amortization related expenses will total approximately $600,000, or $0.07 per share, and will be written off over approximately ten years. NBC presents cash earnings per share because its management uses the measure to evaluate the company's performance and to allocate resources. In addition, NBC believes cash earnings per share is a measure of performance used by some investment banks, investors, analysts and others to make informed investment decisions. Cash earnings per share is an indicator of cash generated to service debt and fund capital expenditures. Cash earnings per share is not a measure of financial performance under generally accepted accounting principles and should not be considered as a substitute for or superior to other measures of financial performance reported in accordance with GAAP. Cash earnings per share presented herein may not be comparable to similarly titled measures reported by other companies.

    Conference Call to Discuss Enterprise Acquisition

    The management of NBC Capital Corporation will hold a live webcast on the Internet to discuss the transaction on December 12, 2003 beginning at 2:00 p.m. (eastern time). The on-line replay will follow immediately and continue for 30 days. The webcast and replay can be accessed at the Company's website at www.nbcbankline.com under investor information.

    Forward-Looking Statements

    This press release contains statements that are forward-looking as defined within the Private Securities Litigation Reform Act of 1995. These forward-looking statements are provided to assist in the understanding of anticipated future financial results. However, such forward-looking statements involve risks and uncertainties (including uncertainties relating to interest rates, management and operation of acquired operations and general market risks) that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from the Company's actual results, see the Company's Report on 10-Q for the quarter ended September 30, 2003, and other reports filed with the Securities and Exchange Commission. NBC Capital Corporation is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

    About NBC Capital Corporation

    NBC Capital Corporation is a financial holding company providing full financial services, including banking, trust services, mortgage services, insurance and investment products in east Mississippi and Tuscaloosa, Alabama. NBC's stock is listed on the American Stock Exchange under the ticker symbol of NBY.

SOURCE  NBC Capital Corporation
    -0-                             12/11/2003
    /CONTACT:  Richard T. Haston of NBC Capital Corporation, +1-662-324-4258/
    (NBY)

CO:  NBC Capital Corporation; Enterprise Bancshares
ST:  Mississippi, Tennessee
IN:  FIN
SU:  TNM CCA MAV

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       NBC CAPITAL CORPORATION

                                       By: /s/ Richard T. Haston
                                           -------------------------------------
                                           Richard T. Haston
                                           Executive Vice President,
                                           Chief Financial Officer and Treasurer

Dated: December 11, 2003